Exhibit 10.4

Server Sales Contract

Contract number:

Party A:

Party B: Ningbo Skycorp Solar Co., Ltd.

Place of Signing:

This Sales Contract (hereinafter referred to as “this Contract”) is made and entered into by and between Party A and Party B based on equal negotiation, genuine and full expression of their respective wills, in accordance with the provisions of the Contract Law of the People’s Republic of China. Both parties hereby agree to and shall abide by the following terms.

Article 1 Product Scope

Subject to the product catalogue provided by Party B, the specific name, specification, quantity and amount are as follows (tax included):

Currency: RMB

No.	Product Name and Specifications	Quantity	Unit Price	Total Amount
1
Total:

Article 2 Payment and Delivery

2.1 Party A and Party B agree to prepay a percentage of the total amount, with the remaining balance to be settled before [DATE].

The standard for completing payment is the confirmation of receipt of the agreed amount by Party B.

The designated account of Party B is below:

Account Name: Ningbo Skycorp Solar Co., Ltd.

Bank Name:

Bank Account Number:

2.2 Party A and Party B agree that after Party A completes the payment, Party B shall promptly arrange for shipment based on the logistics situation and provide the logistics tracking number to Party A as soon as possible. Party B must promptly inform Party A if there is a supply shortage.

2.3 Party B entrusts a third-party logistics company to transport the goods, with the freight to be borne by Party A. Party B has no obligation to advance the freight costs. Once Party B delivers the goods to the carrier, the risk of the goods is transferred to Party A. If Party A delays in receiving the goods or if the goods are damaged or lost due to the carrier, Party B will not bear any responsibility for the losses incurred by Party A. Party A may also choose to pick up the goods by themselves. Goods picked up by Party A’s staff or a third-party freight company entrusted by Party A are considered self-pickup; the risk of the goods is transferred to Party A when the goods are handed over to Party A, their staff, or their entrusted third-party freight company.

2.4 When Party A receives or picks up the goods, they should inspect the product’s name, specifications, and quantity on the spot. If any issues are found, Party A should refuse to sign for the goods and raise any objections to Party B in writing and with photos within one day of receiving or picking up the goods, so Party B can assist in handling the matter promptly. If Party A signs for the goods and does not raise any objections within the agreed time, it will be deemed as acceptance of the goods without objection, and Party B will not be responsible for any issues arising thereafter.

2.5 If Party A entrusts a freight company to pick up the goods, they should cooperate with a transportation company that has the appropriate qualifications and has taken out the corresponding vehicle insurance to reduce risks and ensure the safety of the goods in transit.

2.6 The agreed delivery information for Party A this time is: [Party A to provide before shipment]

Article 3 Warranties

3.1 Within 180 days from the date of shipment by Party B, if there are quality issues arising from normal use by Party A or the user, Party B will provide free repair services (excluding the situations specified in the fourth clause of this article). However, Party A will pay the round-trip logistics costs.

3.2 Within 180 days from the date of shipment by Party B, if the damage is caused by abnormal use by Party A or the user or by human damage, Party A will bear the repair costs, and Party A will also bear the round-trip logistics costs.

3.3 Beyond 180 days from the date of shipment by Party B, regardless of the cause of the machine needing repair, Party A will bear the repair costs and the round-trip logistics costs.

3.4 The following situations agreed by both parties are not covered by the free warranty:

(1)	Unauthorized disassembly or modification of components by Party A or the user;
(2)	Damage caused by weather or other natural disasters during transportation or after delivery;
(3)	Water ingress, moisture on the circuit board and components, or damage caused by corrosion;
(4)	Damage caused by power sources purchased by Party A or the user;
(5)	Circuit boards with damage marks or burnt chips;
(6)	Other damages caused by Party A or the user themselves.

3.5 Once sold, all products are non-refundable and non-exchangeable.

Article 4 Miscellaneous

4.1 Except for warranty responsibilities, both parties agree that Party B is not responsible for any incidental losses caused to Party A or the user while using the product.

4.2 This contract does not create an agency or partnership relationship between the parties or form a joint venture relationship. Neither party can act as the other’s agent, and neither party has the rights or obligations to represent the other party or to be responsible for the other party’s actions or non-performance.

4.3 Without written permission from Party B, Party A shall not disclose any content of this contract, the signing and performance of this contract, or any information about Party B and its affiliated companies obtained through the signing and performance of this contract to any third party (except as required by relevant laws, regulations, government departments, stock exchanges, or other regulatory agencies, and Party A’s and Party B’s legal, accounting, business, and other consultants, and authorized employees). The confidentiality period starts from the effective date of this contract and ends when the confidential information legally enters the public domain.

4.4 This contract is governed and interpreted according to the relevant laws of the People’s Republic of China. If there is any dispute during the execution of this contract, both parties should resolve it through friendly negotiations. If the negotiation fails, the dispute can be submitted to the People’s Court in the location of Party B for litigation. If any clause of this contract is ruled invalid by the court, the remaining clauses will still be legally effective.

4.5 This contract becomes effective upon signature or seal by both parties, Party A and Party B. It is made in two copies, each party holding one copy, both of which have the same legal effect.

[Signature Page]

Party A:

Signatory/Company Seal:

Party B: Ningbo Skycorp Solar Co., Ltd.

Signatory/Company Seal:

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